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                                                                 EXHIBIT (10)(t)

CALLOWAY'S NURSERY, INC.
PROFIT IMPROVEMENT BONUS PLAN
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002

     I.  PURPOSE

         The purpose of this Profit Improvement Bonus Plan is to provide an incentive to the management of Calloway's Nursery, Inc (the "Company") to maximize the performance of the Company. Bonuses will be paid for Improvements in Pre Tax Net Profit, as defined below.

     II. DEFINITIONS

         Bonus Period - The Inventory Period for which the Bonus Pool is determined.

         Bonus Pool - The amount of bonus earned by the Company's management for achieving Profit Improvement.

         Entire Fiscal Year - the entire period of Fiscal 2002, from October 1, 2001 through September 30, 2002.

         First Inventory Period - includes the financial period of October 1, 2001 through December 31, 2001 (also the first quarter of the Fiscal
         Year).

         Fiscal 2001 - the fiscal period starting on October 1, 2000 and ending on September 30, 2001.

         Fiscal 2002 - the fiscal period starting on October 1, 2001 and ending on September 30, 2002.

         Improvement - the amount that Pre Tax Net Profit increases, or Pre Tax Net Loss decreases, for a period compared to the corresponding period in the prior Fiscal Year.

         Period Completion - occurs upon issuance of the Press Release announcing the Financial Results of Calloway's Nursery, Inc. as of and for the First Inventory Period, Second Inventory Period, and/or Entire Fiscal Year, as applicable.

         Participant - an individual who is eligible to receive a share of the Bonus Pool. The participants in the Plan are those who hold the following positions in the Company:

         o      President
         o      Vice President, Operations
         o      Vice President, Corporate Development
         o      Vice President, Chief Financial Officer

         Pre Tax Net Profit - is the sum of Income from Continuing Operations before Income Taxes plus Bonus Expense (i.e., Bonus Expense is not recorded as an expense for the purpose of computing Bonuses). A Pre Tax Net Loss occurs when the amount is a negative amount (less than zero).

         Second Inventory Period - includes the financial period of January 1, 2002 through June 30, 2002 (the Second and Third Quarters of the Company's Fiscal Year).

         Third Inventory Period - includes the financial period of July 1, 2002 through September 30, 2002 (the Fourth Quarter of the Company's Fiscal
         Year).


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     III. BONUS POOL AND BONUS PAYMENT

           A. A pool will be created (the "Bonus Pool") to be shared by all Participants.
           B. The Bonus Pool will be equal to 12% of the Improvement in Pre-Tax Net Profit for each Inventory Period in Fiscal 2002 over the Pre-Tax Net Profit for the comparable Inventory Period in Fiscal 2001.
           C. The Bonus Pool will be paid in the following manner:
              o Upon Period Completion of the First Inventory Period;

              o Upon Period Completion of the Second Inventory Period; and

              o Upon Period Completion of the Third Inventory Period.

           D. Bonuses for a Bonus Period will be awarded to each participant on the basis of a fraction multiplied by the amount of the Bonus Pool. The numerator of the fraction is the salary of the participant in effect on the last day of that Bonus Period and the denominator of the fraction is the total of the annual salaries of all participants in effect on the last day of that Bonus Period.

           E. Example - First Inventory Period

                                                  Fiscal Year    Fiscal Year    Improvement
                                                     2002           2001
                                                  -----------    -----------    -----------
        Sales
        Gross Profit
        Total Expenses (except Bonus Expenses)
        Pre Tax Net Profit (Loss)
        Bonus Pool (12%)

           F. Example - Second Inventory Period

                                                  Fiscal Year    Fiscal Year    Improvement
                                                     2002           2001
                                                  -----------    -----------    -----------
        Sales
        Gross Profit
        Total Expenses (except Bonus Expenses)
        Pre Tax Net Profit (Loss)
        Bonus Pool (12%)

           G. Example - Third Inventory Period

                                                  Fiscal Year    Fiscal Year    Improvement
                                                     2002           2001
                                                  -----------    -----------    -----------
        Sales
        Gross Profit
        Total Expenses (except Bonus Expenses)
        Pre Tax Net Profit (Loss)
        Bonus Pool (12%)


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     IV. ADDITIONAL BONUS POOL

           A. An Additional Bonus Pool may be computed upon completion of the independent audit of the Company's fiscal year end financial statements. The Additional Bonus Pool shall be as follows:

           B. To the extent that Pre-Tax Net Profit exceeds TWO TIMES (2X) the Pre-Tax Net Profit for the Prior Fiscal Year, the Additional Bonus Pool shall be and additional 10% of such excess for a total of 20%.

           C. To the extent that Pre-Tax Net Profit exceeds TWO AND ONE-HALF TIMES (2.5X) the Pre-Tax Net Profit for the Prior Fiscal Year, the Additional Bonus Pool shall be an additional 10% of such excess for a total of 30%.

           D. Example:

                                                  Fiscal Year    Fiscal Year    Improvement
                                                     2002           2001
                                                  -----------    -----------    -----------
          Pre Tax Net Profit
          Bonus Pool per Section III. Above
          2x Prior Year Pre Tax Net Profit
          2.5x Prior Year Pre Tax Net Profit
          Improvement between 2x and 2.5x
          10% Pool on excess over 2x up to 2.5x
          Improvement over 2.5x
          10% Pool on excess over 2.5x
          Total Additional Bonus Pool
          Total Bonus Pools


     V.  GENERAL PROVISIONS

           A. No bonus will be paid in the event of termination of employment on or prior to the end of such bonus Period, whether termination is voluntary or involuntary, with cause or without cause.

           B. In the event a participant serves less than a complete Bonus
              Period:

           C. A participant in the Plan who does not start the Bonus Period, and therefore serves less than the full Bonus Period, will receive a bonus for the portion of the Bonus Period the participant does serve. For example, a participant who starts on September 1st will receive 30/92 of the bonus attributable to his fraction of the Bonus Payment. The remaining 62/92 will be allocated to the other participants on a pro rata basis in accordance with their respective shares in the Bonus Payment.

           D. In the event of any need for clarification as to any issues related to the calculation and/or payment of any amounts relative to this Bonus Plan, the judgment of Compensation Committee of the Board of Directors shall prevail.